Exhibit 4.2
COOPER US, INC.,
as Issuer
COOPER INDUSTRIES PLC
COOPER INDUSTRIES, LTD.
COOPER B—LINE, INC.
COOPER BUSSMANN, LLC
COOPER CROUSE—HINDS, LLC
COOPER LIGHTING, LLC
COOPER POWER SYSTEMS, LLC
and
COOPER WIRING DEVICES, INC.,
as Guarantors
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee
$250,000,000
2.375% Senior Notes Due 2016
FIRST
SUPPLEMENTAL
INDENTURE
Dated as of December 7, 2010

     FIRST SUPPLEMENTAL INDENTURE dated as of December 7, 2010 (this “First Supplemental Indenture”), between (i) Cooper US, Inc., a Delaware corporation (the “Issuer” or the “Company”), (ii) Cooper Industries plc, a public limited company formed under the laws of Ireland (“Cooper Parent”), (iii) Cooper Industries, Ltd., an exempted company incorporated with limited liability under the laws of Bermuda (“Bermuda”), (iv) Cooper B—Line, Inc., a Delaware corporation (“B—Line”), Cooper Bussmann, LLC, a Delaware limited liability company (“Bussmann”), Cooper Crouse—Hinds, LLC, a Delaware limited liability company (“Crouse”), Cooper Lighting, LLC, a Delaware limited liability company (“Lighting”), Cooper Power Systems, LLC, a Delaware limited liability company (“Power Systems”), and Cooper Wiring Devices, Inc., a New York corporation (“Wiring”), and (v) Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”).
W I T N E S S E T H:
     WHEREAS, the Issuer and Cooper Parent have heretofore entered into an Indenture, dated as of December 7, 2010 (the “Original Indenture”), with Deutsche Bank Trust Company Americas, as trustee;
     WHEREAS, the Original Indenture, as supplemented by this First Supplemental Indenture, is herein called the “Indenture”:
     WHEREAS, under the Original Indenture, the form and terms of a new series of Debt Securities may at any time be established by a supplemental Indenture executed by the Issuer, the Guarantors, as applicable, and the Trustee;
     WHEREAS, the Issuer proposes to create under the Indenture a new series of Debt Securities;
     WHEREAS, additional Debt Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Original Indenture as at the time supplemented and modified; and
     WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the Issuer have been done or performed.
     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
ESTABLISHMENT OF NEW SERIES
     Section 1.01. Establishment of New Series.
          (a) There is hereby established a new series of Debt Securities to be issued under the Indenture, to be designated as the Issuer’s 2.375% Senior Notes due 2016 (the “Notes”).
          (b) There are to be authenticated and delivered $250,000,000 principal amount of Notes on the Issue Date, and from time to time thereafter there may be authenticated and delivered an unlimited principal amount of Additional Notes.
          (c) The Notes shall be issued initially in the form of one or more Global Debt Securities in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Notes shall be The Depository Trust Company.
          (d) Each Note shall be dated the date of authentication thereof and shall bear interest as provided in paragraph number 1 of the form of Note in Exhibit A hereto. As provided for in Article VIII, the Notes shall be jointly and severally guaranteed by the Guarantors.
          (e) If and to the extent that the provisions of the Original Indenture are duplicative of, or in contradiction with, the provisions of this First Supplemental Indenture, the provisions of this First Supplemental Indenture, including provisions contained in the form of Note in Exhibit A hereto, shall govern.
ARTICLE II
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 2.01. Definitions. All capitalized terms used and not otherwise defined herein shall have the meanings assigned in the Original Indenture. The words “Article” and “Section”, unless otherwise modified, refer to an Article and Section, respectively, of this First Supplemental Indenture. The following are additional definitions used in this First Supplemental Indenture:
     “Additional Notes” shall have the meaning assigned in Section 3.02.
     “Below Investment Grade Rating Event” means a decrease in the ratings of the Notes below Investment Grade by both Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following the public notice of the occurrence of the Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Issuer’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
     “Bermuda” shall have the meaning assigned in the introductory paragraph hereof.
     “B—Line” shall have the meaning assigned in the introductory paragraph hereof.
     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions located in the state where the Trustee is located are authorized or obligated by law, executive order or regulation to close.
     “Bussmann” shall have the meaning assigned in the introductory paragraph hereof.
     “Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Cooper Parent and its Subsidiaries taken as a whole to any Person or group of Persons for purposes of Section 13(d) of the Exchange Act other than Cooper Parent or one of its Subsidiaries or a Person controlled by Cooper Parent or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the then outstanding number of shares of Cooper Parent Voting Stock; or (3) the first day on which a majority of the members of Cooper Parent’s Board of Directors are not Continuing Directors.
     “Change of Control Offer” shall have the meaning assigned in Section 5.01.
     “Change of Control Payment” shall have the meaning assigned in Section 5.01.
     “Change of Control Payment Date” shall have the meaning assigned in Section 5.01.
     “Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
     “Company” shall have the meaning assigned in the introductory paragraph hereof.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Cooper Parent who (1) was a member of such Board of Directors on the date of the issuance of the Notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of Cooper Parent’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).
     “Crouse” shall have the meaning assigned in the introductory paragraph hereof.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute.
     “Guarantors” means, collectively, Cooper Parent and the Subsidiary Guarantors, and subject to Article VII, their respective successors and assigns.
     “Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB—or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional Rating Agency or rating agencies selected by the Issuer.
     “Issue Date” means the date of the first issuance of the Notes under the Indenture.
     “Issuer” shall have the meaning assigned in the introductory paragraph hereof.
     “Lighting” shall have the meaning assigned in the introductory paragraph hereof.
     “Moody’s” means Moody’s Investors Service, Inc., or any successor to its ratings business.
     “Notes” shall have the meaning assigned in Section 1.01(a).
     “Person”, as used in the definition of “Change of Control”, has the meaning assigned in the Original Indenture and includes a “person” as used in Section 13(d)(3) of the Exchange Act.
     “Power Systems” shall have the meaning assigned in the introductory paragraph hereof.
     “Rating Agency” means (1) each of Moody’s and S&P: and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Issuer (as set forth in Certified Resolutions) as a replacement agency for Moody’s or S&P, or both, as the case may be.
     “S&P” means Standard & Poor’s Ratings Services, a division of McGraw—Hill, Inc., or any successor to its ratings business.
     “Subsidiary Guarantors” means, collectively, Bermuda, B—Line, Bussmann, Crouse, Lighting, Power Systems and Wiring.
     “Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.
     “Wiring” shall have the meaning assigned in the introductory paragraph hereof.

ARTICLE III
THE NOTES
     Section 3.01. Form. The Notes shall be issued initially in the form of one or more Global Debt Securities, and the Notes and Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this First Supplemental Indenture, and the Issuer and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.
     Section 3.02. Issuance of Additional Notes. The Issuer may, from time to time, issue an unlimited amount of additional Notes (“Additional Notes”) under the Indenture, which shall be issued in the same form as the Notes issued on the Issue Date and which shall have identical terms as the Notes issued on the Issue Date other than with respect to the issue date, issue price and date of first payment of interest. The Notes issued on the Issue Date shall be limited in aggregate principal amount to $250,000,000. The Notes issued on the Issue Date and any Additional Notes subsequently issued, shall be treated as a single series for purposes of giving of notices, consents, waivers, amendments and taking any other action permitted under the Indenture and for purposes of interest accrual and redemptions.
     Section 3.03. Transfer of Securities.
          (a) When Notes are presented to the Notes registrar with the request to register the transfer of such Notes or exchange such Notes for an equal principal amount of Notes of other authorized denominations, such registrar shall register the transfer or make the exchange in accordance with Article Two of the Original Indenture.
          (b) Each security certificate evidencing the Global Debt Securities shall bear a legend substantially in the form set forth in Section 2.11 of the Original Indenture.
ARTICLE IV
REDEMPTION
     Section 4.01. Optional Redemption.
          (a) At its option, the Issuer may choose to redeem all or any portion of the Notes, at once or from time to time.
          (b) To redeem the Notes, the Issuer must pay a redemption price in an amount determined in accordance with the provisions of paragraph number 5 of the form of Note in Exhibit A hereto, plus accrued and unpaid interest, if any, to the redemption date for such Notes (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).
          (c) Any redemption pursuant to this Section 4.01 shall otherwise be made pursuant to the provisions of Sections 4.01 through 4.03 of the Original Indenture. The actual redemption price, calculated as provided in paragraph number 5 of the form of Note in Exhibit A hereto, shall be certified in writing to the Issuer and the Trustee by the Quotation Agent (as

defined in such paragraph number 5) no later than two Business Days prior to each redemption date for such Notes.
     Section 4.02. Mandatory Redemption and Sinking Fund. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes. The Issuer shall be obligated to offer to repurchase Notes as provided in Article V.
ARTICLE V
COVENANT SUPPLEMENTS
     Section 5.01. Covenants. Article Five of the Original Indenture is hereby supplemented, but only in relation to the Notes, by the addition of the following new Section at the end of said Article Five:
     “Section 5.10 Offer to Repurchase upon Change of Control and Repurchase Event.
          (a) If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Notes as provided for in the Indenture, the Company shall make an offer to each Holder of Notes to repurchase all or any part (in an integral multiple of $1,000) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of purchase (the “Change of Control Payment”).
     Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company will mail a notice to each Holder, with a copy to the Trustee, stating:
          (i) the description of the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event, that the Change of Control Offer is being made pursuant to this Section 5.10, and that all Notes validly tendered and not withdrawn will be accepted for payment:
          (ii) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”):
          (iii) that any Note not tendered will continue to accrue interest:
          (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date:
          (v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes properly endorsed, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes properly completed, together with other customary documents as the Company may reasonably request, to the paying agent at the address specified in the notice prior to the close of business On the third Business Day preceding the Change of Control Payment Date:
          (vi) that Holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
          (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be in an integral multiple of $1,000.
If any of the Notes subject to a Change of Control Offer are in the form of a Global Debt Security, then the Company shall modify such notice to the extent necessary to accord with the applicable procedures of the Depositary applicable to repurchases. In addition, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations under the Exchange Act to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 5.10 or the Notes, or any related definitions and other provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 5.10 or the Notes, or any other provision of the Indenture, by virtue of such conflict.
          (b) On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the paying agent in immediately available funds an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered pursuant to the Change of Control Offer; and (iii) deliver or cause to be delivered to the Trustee the Notes accepted for purchase, together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The paying agent will promptly mail to each Holder of Notes so tendered pursuant to the Change of Control Offer, the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by the Holder; provided that each such new Note will be in an integral multiple of $1,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
          (c) The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable, except as set forth in Article Thirteen of this Indenture.
          (d) The Company will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture that are applicable to a Change of Control Offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under such Change of Control Offer. A Change of Control Offer may be made in advance of a Change of Control Repurchase Event, and conditional upon the occurrence of such Change of Control Repurchase Event, if a definitive agreement for the Change of Control is in place at the time of making of the Change of Control Offer.”
     Section 5.02. Supplement to Covenants. Section 5.07 of the Original Indenture is hereby supplemented, but only in relation to the Notes, by the addition of the phrase “or 5.10” immediately following the phrase “set forth in Section 5.05 or 5.06,” and immediately preceding the word “hereof’ which otherwise followed such phrase.
ARTICLE VI
CONCERNING THE TRUSTEE
     Section 6.01. Compensation and Expenses of Trustee. Section 8.06 of the Original Indenture is hereby, supplemented, but only in relation to the Notes, by the substitution of the phrase “The Company and the Guarantors” in lieu of the phrase “The Company, and Cooper Parent” as therein originally provided in the opening portion of the second sentence of said Section 8.06.
ARTICLE VII
CONSOLIDATION, AMALGAMATION, MERGER,
CONVEYANCE OR TRANSFER
     With respect to the Notes, but only in relation to the Notes, the provisions of this Article shall preempt, and be substituted for, the provisions of Article Twelve of the Original Indenture in their entirety.
     “Section 12.01 Company May Consolidate, Etc. Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:
          (1) the Person formed by such consolidation or into which the Company is merged or the Person which acquired by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest, if any, on, all the Notes and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed:
          (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become all Event of Default, shall have occurred and be continuing; and

          (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article Twelve and that all conditions precedent herein provided for which relate to such transaction have been complied with; provided, however, the Opinion of Counsel shall not be required to include any opinion with respect to the condition set forth in paragraph (2) of this Section 12.01.
     Section 12.02 Successor Corporation Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 12.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein; and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the “Company” in the first paragraph of this instrument or any successor corporation which shall have theretofore become such in the manner prescribed in Section 12.01) shall be discharged from all liability under this Indenture and in respect of the Notes and may be dissolved and liquidated.
     Section 12.03 Cooper Parent May Consolidate, Etc., Only on Certain Terms. Cooper Parent shall not consolidate or amalgamate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:
          (1) the Person formed by such consolidation or amalgamation or into which Cooper Parent is merged or the Person which acquired by conveyance or transfer the properties and assets of Cooper Parent substantially as an entirety shall be a corporation and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, Cooper Parent’s guarantee of the due and punctual payment of the principal of, premium, if any, and interest, if any, on, all the Notes and the performance or observance of every covenant of this Indenture on the part of Cooper Parent to be performed or observed;
          (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and
          (3) Cooper Parent has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, amalgamation, merger, conveyance or transfer and such supplemental indenture comply with this Article Twelve and that all conditions precedent herein provided for which relate to such transaction have been complied with; provided, however, the Opinion of Counsel shall not be required to include any opinion with respect to the condition set forth in paragraph (2) of this Section 12.03.
     Section 12.04 Successor Corporation Substituted. Upon any consolidation, amalgamation or merger, or any conveyance or transfer of the properties and assets of Cooper

Parent substantially as an entirety in accordance with Section 12.03, the successor corporation formed by such consolidation or amalgamation or into which Cooper Parent is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Cooper Parent under this Indenture with the same effect as if such successor corporation had been named as Cooper Parent herein: and in the event of any such conveyance or transfer, Cooper Parent (or any successor corporation which shall have theretofore become such in the manner prescribed in Section 12.03), shall be discharged from all liability under this Indenture and its Guarantee and in respect of the Notes and may be dissolved and liquidated.
     Section 12.05 Consolidation, Merger, Etc. of Subsidiary Guarantors.
          (a) If any Subsidiary Guarantor consolidates with, merges into, or conveys or transfers its assets substantially as an entirety to Cooper Parent or another Subsidiary:
          (1) the Person formed by such consolidation or into which such Subsidiary Guarantor is merged or the Person which acquired by conveyance or transfer the properties and assets of such Subsidiary Guarantor substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, such Person’s guarantee of the due and punctual payment of the principal of, premium, if any, and interest, if any, on, all the Notes and the performance or observance of every covenant of this Indenture on the part of such Subsidiary Guarantor to be performed or observed; and
          (2) such Subsidiary Guarantor shall be discharged from all liability under this Indenture and its Guarantee and in respect of the Notes and may be dissolved and liquidated.
          (b) If any Subsidiary Guarantor ceases to be a Subsidiary or merges into, consolidates with, or transfers its properties and assets substantially as an entirety, to a Person other than Cooper Parent or another Subsidiary, such Subsidiary Guarantor shall be discharged from all liability under this Indenture and its Guarantee in accordance with Section 16.02(b).”
ARTICLE VIII
GUARANTEE
     With respect to the Notes, but only in relation to the Notes, the provisions of this Article VIII shall preempt, and be substituted for, the provisions of Article Sixteen of the Original Indenture in their entirety.
     “Section 16.01 Guarantee. Except as otherwise provided herein, the Guarantors hereby jointly and severally and fully and unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of, premium, if any, and interest, if any, on, the Notes and all other obligations of the Company under this Indenture, including all obligations hereunder of the Company to the Trustee, when and as the same shall become due and payable, whether at the stated maturity, by acceleration, call for redemption, upon a repurchase date or otherwise, in accordance with the terms of the Notes and of this Indenture. In case of the failure of the

Company punctually to make any such payment, the Guarantors hereby agree to cause such payment to be made punctually when and as the same shall become due and payable, whether at the stated maturity or by acceleration, call for redemption, upon a repurchase date or otherwise, and as if such payment were made by the Company. The Guarantors agree that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same or any release (other than by operation of Article Thirteen), amendment, waiver or indulgence granted to the Company or the Guarantors or any consent to departure from any requirement of any other guarantee of all or any of the Notes or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The Guarantors hereby waive the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to the Notes or the Indebtedness evidenced thereby and all demands whatsoever, and covenant that this Guarantee will not be discharged in respect of the Notes except by complete performance of the obligations contained in the Notes and in such Guarantee or the operation, as applicable, of Article Thirteen. The Guarantors agree that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect any principal of, or, interest or premium, if any, on, the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, the Guarantors agree to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.
     The Guarantors shall be subrogated to all rights of the Holders of the Notes upon which its Guarantee is endorsed against the Company in respect of any amounts paid by the Guarantors on account of the Notes pursuant to the provisions of its Guarantee or this Indenture; provided, however, that the Guarantors shall not be entitled to enforce or to receive any payment arising out of, or based upon, such right of subrogation until the principal of, and premium, if any, and interest, if any, on, all Notes issued hereunder shall have been paid in full.
     This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any holder of the Notes, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     Any term or provision of this Guarantee to the contrary notwithstanding, the aggregate amount of the obligations guaranteed hereunder shall be reduced to the extent necessary, to prevent this Guarantee from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
     Section 16.02 Release of Guarantee.
          (a) Notwithstanding anything in this Article Sixteen to the contrary, concurrently with the payment in full of (i) the principal of, premium, if any, and interest, if any, on the Notes and (ii) all other obligations of the Company under this Indenture, each of the Guarantors shall be released from and relieved of its obligations under this Article Sixteen. Upon the delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that the transaction giving rise to the release of this Guarantee was made by the Company in accordance with the provisions of this Indenture and the Notes, the Trustee shall execute any documents reasonably required in order to evidence the release of each of the Guarantors from its obligations under this Guarantee. If any of the obligations to pay the principal of, premium, if any, and interest, if any, on the Notes and all other obligations of the Company are revived and reinstated after the termination of this Guarantee, then all of the obligations of the Guarantors under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the principal of, premium, if any, and interest, if any, on the Notes and all other obligations of the Company under the Indenture are paid in full, and the Guarantors shall enter into an amendment to this Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.
          (b) Notwithstanding anything in this Article Sixteen to the contrary, concurrently with the time that any Subsidiary Guarantor ceases to be a Subsidiary (other than by such Guarantor’s consolidation with, or merger into, Cooper Parent or another Subsidiary) or such Subsidiary Guarantor conveys or transfers its properties and assets substantially as an entirety to a Person other than Cooper Parent or another Subsidiary, then such Subsidiary Guarantor shall be released from and relieved of its obligations under this Article Sixteen. Upon the delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that the transaction giving rise to the release of this Guarantee was made in accordance with the provisions of this Section 16.02(b), the Trustee shall execute any documents reasonably required in order to evidence the release of the such Subsidiary Guarantor from its obligations under this Guarantee.”
ARTICLE IX
SATISFACTION AND DISCHARGE OF
INDENTURE OR CERTAIN COVENANTS
     Section 9.01. Defeasance Upon Deposit of Money, U.S. Government Obligations or Eligible Obligations. Section 13.02 of the Original Indenture is hereby supplemented, but only in relation to the Notes, by the substitution of the phrase “Sections 5.05, 5.06, 5.10 and 12.01” in lieu of the phrase “Sections 5.05, 5.06 and 12.01” as therein originally provided.

ARTICLE X
MISCELLANEOUS PROVISIONS
     Section 10.01. Judgment Currency; Service of Process. Section 15.11 of the Original Indenture is hereby supplemented, but only in relation to the Notes, by the addition of paragraph (c) thereto as follows:
     “(c) Each Subsidiary Guarantor irrevocably designates and appoints the Company, 600 Travis Street, Houston, Texas 77002, authorized agent with respect to any suit, action or proceeding based on or arising out of or in relation to this Indenture or any Notes or its Guarantee, it being understood that the designation and appointment of the Company as such authorized agent shall become effective immediately without any further action on the part of any Subsidiary Guarantor. Each Subsidiary Guarantor further agrees that service of process upon the Company and written notice of said service to such Subsidiary Guarantor mailed by prepaid registered first class mail or delivered to the Company at its principal office, shall be deemed in every respect effective service of process on each Subsidiary Guarantor, as applicable, in any such suit, action or proceeding.”
ARTICLE XI
MISCELLANEOUS
     Section 11.01. Integral Part. This First Supplemental Indenture constitutes an integral part of the Indenture.
     Section 11.02. Adoption, Ratification and Confirmation. The Original Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.
     Section 11.03. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, and by each party hereto on separate counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.
     Section 11.04. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 11.05. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.
     Section 11.06. USA Patriot Act Notice. The Trustee hereby notifies each of the Company and the Guarantors that pursuant to the requirement of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each of the Company and the Guarantors, which information includes the name and address of each of the Company and the Guarantors and other information that will allow the Trustee to identify each of the Company and the Guarantors in accordance with the Patriot Act.
[Remainder of Page Intentionally Left Blank: Signatures Commence in Following Page]

     IN WITNESS WHEREOF, the parties hereby have caused this First Supplemental Indenture to be duly executed and delivered by their duly authorized representatives as of the day and year first written above.
SIGNATURES

ISSUER:
Attest:		COOPER US, INC.

By:	/s/ Terrance V. Helz	By:	/s/ Tyler W. Johnson
			Name:	Tyler W. Johnson
			Title:	Vice President and Treasurer
First Supplemental Indenture
Signature Page — Page 1

GUARANTORS:

COOPER INDUSTRIES PLC

Present when the Common Seal of of COOPER
INDUSTRIES PLC was affixed hereto:		/s/ Tyler W. Johnson
		Name:	Tyler W. Johnson
		Title:	Vice President and Treasurer

/s/ John B. Reed
		Name:	John B. Reed
		Title:	Vice President, Taxes
Attest:

By:	/s/ Terrance V. Helz
First Supplemental Indenture
Signature Page — Page 2

Attest:		COOPER INDUSTRIES, LTD.

By:	/s/ Terrance V. Helz	By:	/s/ Tyler W. Johnson
			Name:	Tyler W. Johnson
			Title:	Vice President and Treasurer
First Supplemental Indenture
Signature Page — Page 3

Attest:		COOPER B—LINE, INC.

By:	/s/ Terrance V. Helz	By:	/s/ Tyler W. Johnson
			Name:	Tyler W. Johnson
			Title:	Treasurer
First Supplemental Indenture
Signature Page — Page 4

Attest:		COOPER BUSSMANN, LLC

By:	/s/ Terrance V. Helz	By:	/s/ Tyler W. Johnson
			Name:	Tyler W. Johnson
			Title:	Treasurer
First Supplemental Indenture
Signature Page — Page 5

Attest:		COOPER CROUSE-HINDS, LLC

By:	/s/ Terrance V. Helz	By:	/s/ Tyler W. Johnson
			Name:	Tyler W. Johnson
			Title:	Treasurer
First Supplemental Indenture
Signature Page — Page 6

Attest:		COOPER LIGHTING, LLC

By:	/s/ Terrance V. Helz	By:	/s/ Tyler W. Johnson
			Name:	Tyler W. Johnson
			Title:	Treasurer
First Supplemental Indenture
Signature Page — Page 7

Attest:		COOPER POWER SYSTEMS, LLC

By:	/s/ Terrance V. Helz	By:	/s/ Tyler W. Johnson
			Name:	Tyler W. Johnson
			Title:	Treasurer
First Supplemental Indenture
Signature Page — Page 8

Attest:		COOPER WIRING DEVICES, INC.

By:	/s/ Terrance V. Helz	By:	/s/ Tyler W. Johnson
			Name:	Tyler W. Johnson
			Title:	Treasurer
First Supplemental Indenture
Signature Page — Page 9

TRUSTEE: DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By:	Deutsche Bank National Trust Company

By:	/s/ Cynthia J. Powell
	Name:	Cynthia J. Powell
	Title:	Vice President

By:	/s/ David Contino
	Name:	David Contino
	Title:	Vice President
First Supplemental Indenture
Signature Page — Page 10

EXHIBIT A
(Form of Face of Note)

No.	$

ISIN	CUSIP No.
COOPER US, INC.
2.375% Senior Notes due 2016
     Cooper US, Inc., a Delaware corporation, promises to pay to ________, or registered assigns, the principal sum of __________ Dollars [or such greater or lesser amount as may be endorsed on the Schedule attached hereto]1 on January 15, 2016 (the “Stated Maturity”).
Interest Payment Dates: January 15 and July 15, commencing July 15, 2011
Record Dates: January 1 and July 1

Attest:	COOPER US, INC.

By:	By:
Name:
Title:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This Note is one of the series of Debt Securities referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By:	Deutsche Bank National Trust Company

By:
Authorized Signatory

Dated _______________

[1]	To be included only if the Note is issued in global form.

(Form of Back of Note)
2.375% Senior Notes due 2016
     THIS DEBT SECURITY IS A GLOBAL DEBT SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR NOMINEE THEREOF. THIS GLOBAL DEBT SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS GLOBAL DEBT SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     UNLESS THIS GLOBAL DEBT SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     1. Interest. Cooper US, Inc., a Delaware corporation (the “Company” or the “Issuer”), promises to pay interest on the principal amount of this Note at 2.375% per annum from December 7, 2010 until maturity. The Issuer shall pay interest semi-annually on January 15 and July 15 of each such year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be July 15, 2011. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the same rate, and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful; and each type of interest referred to in this sentence shall hereinafter be referred to as “Defaulted Interest”. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
     2. Method of Payment. (a) The Issuer shall pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the January 1 and July 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Paragraph 2(b) of this Note with respect to Defaulted Interest, and the Issuer shall pay principal (and premium, if any) of the Notes upon surrender thereof to the Trustee or a paying agent on or after the Stated Maturity thereof. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Trustee maintained for such purpose (which initially is c/o Deutsche Bank Trust Company Americas, 60 Wall Street, 27th Floor, New York, New York 10005), or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest and premium, if any, on, (1) each Global Debt Security and (2) all other Notes aggregating at least $1,000,000 in principal amount the Holder of which shall have provided wire transfer instructions to the Issuer or the paying agent on or prior to the applicable record date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     (b) Any Defaulted Interest on any Note shall forthwith cease to be payable to the Holder thereof on the relevant record date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (i) or (ii) below.
     (i) The Issuer may elect to make payment of any Defaulted Interest to the Persons whose names are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such special record date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Holder thereof at its address as it appears in the Note register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such special record date.
     (ii) The Issuer may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Registered Securities of such series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the

Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
     3. Paying Agent and Registrar. Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, shall act as paying agent and Registrar. The Issuer may change any paying agent or Registrar without notice to any Holder. The Issuer may act in any such capacity.
     4. Indenture. The Issuer issued the Notes under an Indenture dated as of December 7, 2010 (as amended (in accordance with its applicable provisions) by supplements and amendments of general application thereto, the “Original Indenture”), as supplemented by the First Supplemental Indenture dated as of December 7, 2010 (the “First Supplemental Indenture”, and together with the Original Indenture, the “Indenture”), between the Issuer, Cooper Parent, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the provisions of the Indenture, the provisions of this Note shall govern and be controlling. The Notes are the obligation of the Issuer, initially in aggregate principal amount of $250 million. The Issuer may issue an unlimited aggregate principal amount of Additional Notes under the Indenture. Any such Additional Notes that are actually issued shall be treated as issued and outstanding Notes (and as the same series (with identical terms other than with respect to the issue date, issue price and first payment of interest) as the initial Note for the purposes indicated in Section 3.02 of the First Supplemental Indenture). Initially, the Notes are guaranteed by Cooper Parent and the Subsidiary Guarantors named in the First Supplemental Indenture.
     5. Optional Redemption. (a) At its option, the Issuer may choose to redeem all or any portion of the Notes, at once or from time to time.
     (b) To redeem the Notes, the Issuer must pay a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (excluding interest accrued to the redemption date of such Notes) discounted to such redemption date on a semi—annual basis (assuming a 360—day year consisting of twelve 30—day months) at the Treasury Rate (as defined below) plus 12.5 basis points, plus, in each case, accrued and unpaid interest, if any, to the redemption date of such Notes (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).
     For purposes of determining the redemption price, the following definitions shall apply:
     “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of the Notes to be redeemed.

     “Comparable Treasury Price” means, with respect to any redemption date for the Notes, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than six such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.
     “Quotation Agent” means the Reference Treasury Dealer appointed by the Issuer.
     “Reference Treasury Dealer” means (i) Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or their respective affiliates that are Primary Treasury Dealers) and their successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Issuer.
     “Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any redemption date of the Notes, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.
     “Treasury Rate” means, with respect to an redemption date of the Notes, the rate per annum equal to the semi—annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
     6. Mandatory Redemption and Sinking Fund; Repurchases. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes. The Issuer shall be required to make an offer to repurchase Notes as provided in Section 5.01 of the First Supplemental Indenture.
     7. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption and with respect to which the redemption price has been paid.
     8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any taxes or other governmental charges imposed in relation thereto.
     9. Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes.

     10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture may be amended or supplemented with the consent of the Holders of not less than a majority in aggregate principal amount of the then Outstanding Notes, and any existing default or compliance with any provision of the Indenture relating to the Notes may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the then Outstanding Notes. Without the consent of any Holder of a Note, the Indenture may be amended or supplemented for any of the purposes set forth in Section 11.01 of the Indenture, including to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Issuer’s obligations to Holders of the Notes in case of a merger or consolidation of the Issuer or sale of all or substantially all of the Issuer’s assets, to add or release Guarantors pursuant to the terms of the Indenture, to make any change that does not adversely affect the rights under the Indenture of any Holder of the Notes, to comply with the requirements of the SEC to permit the qualification of the Indenture under the Trust Indenture Act of 1939, to evidence or provide for the acceptance of appointment under the Indenture of a successor or separate Trustee, to add to the covenants of the Issuer or any Guarantor or to establish the form or terms of any other series of Debt Securities.
     11. Defaults and Remedies. Events of Default with respect to the Notes include: (i) default for 30 days in the payment when due of interest on the Notes: (ii) default in payment when due of principal of or premium, if any, on the Notes when due at Stated Maturity, upon redemption, by declaration or otherwise; (iii) failure by the Company or any Guarantor to comply with any of its other covenants or agreements in the Indenture relating to the Notes for 90 days after notice to the Company by the Trustee or by Holders of 25% in principal amount of the Outstanding Notes; (iv) except as permitted by the Indenture, the Guarantee of Cooper Parent ceasing to be in full force and effect or Cooper Parent denies or disaffirms its obligations under the Indenture or its Guarantee; and (v) certain events of bankruptcy, insolvency or reorganization with respect to the Issuer or Cooper Parent. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all Outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of not less than a majority in aggregate principal amount of the then Outstanding Notes may direct the Trustee in its exercise of any trust or power. If and so long as the Trustee in good faith so determines that withholding notice is in the interests of the Holders, the Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest). The Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, the principal of, or premium, if any, on, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture.
     12. Trustee Dealings with Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its affiliates, and may otherwise deal with the Issuer or its affiliates, as if it were not the Trustee.

     13. No Recourse Against Others. The directors, officers, incorporators, stockholders and other equity—interest owners, as such, past, present or future, of the Company or any Guarantor or any successor Person, either directly or indirectly through the Company or a Guarantor or any successor Person, whether by virtue of any constitution, statue or rule of law, or by the enforcement of any assessment or penalty or otherwise, shall have no liability for any obligations of the Issuer or any Guarantors under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note expressly waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
     14. Authentication. This Note shall not be valid until authenticated by the manual signature of the trustee or an authenticating agent.
     15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     16. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and, if applicable, corresponding ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and, if applicable, corresponding ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Cooper US, Inc.
600 Travis Street
Houston, Texas 77002
Attention: Secretary

GUARANTEE NOTATION
     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in, and subject to the provisions of, the Indenture dated as of December 7, 2010 (as amended or supplemented (in general application) and in effect, including by means of the First Supplemental Indenture thereto dated as of December 7, 2010, the “Indenture”) among Cooper US, Inc., a Delaware corporation (“Issuer”), the Guarantors part) thereto and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”), that (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption, declaration or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other payment obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, redemption, declaration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Indenture are set forth in the Indenture, and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.
     Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

COOPER INDUSTRIES PLC

Present when the Common Seal of of COOPER INDUSTRIES PLC was affixed hereto:
Name:
Title:

Name:
Title:

Attest:
By:

Attest:	COOPER INDUSTRIES, LTD.

By:	By:
Name:
Title:

Attest:	COOPER B—LINE, INC.

By:	By:
Name:
Title:

Attest:	COOPER BUSSMANN, LLC

By:	By:
Name:
Title:

Attest:	COOPER CROUSE-HINDS, LLC

By:	By:
Name:
Title:

Attest:	COOPER LIGHTING, LLC

By:	By:
Name:
Title:

Attest:	COOPER POWER SYSTEMS, LLC

By:	By:
Name:
Title:

Attest:	COOPER WIRING DEVICES, INC.

By:	By:
Name:
Title:

Assignment Form
To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to
(Insert assignee’s soc. sec. or tax I.D. no.)
(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                                                   agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note.
Signature Guarantee:
(Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”) or such other signature guarantee program as may be determined by the Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

OPTION OF HOLDER TO ELECT PURCHASE
     To elect to have this Note purchased by the Company pursuant to Section 5.10 of the Indenture, check the box below:
☐
     If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 5.10 of the Indenture, state the amount you elect to have purchased:
$
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE2
The original principal amount of this Global Note is $____________. The following increases or decreases in this Global Note have been made:

			Principal Amount of	Signature of
	Amount of decrease	Amount of increase in	this Global Note	authorized signatory
	in Principal Amount	Principal Amount of	following such	of Trustee or Note
Date of Exchange	of this Global Note	this Global Note	decrease (or increase)	Custodian

[2]	To be included only if the Note is issued in global form.

A-18